Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166434, 333-126016, 333-152705 and 333-195410) of Patterson-UTI Energy, Inc. of our report dated February 17, 2016 relating to the financial statements of Seventy Seven Energy Inc., which appears in this Current Report on Form 8-K of Patterson-UTI Energy, Inc.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

January 23, 2017